Exhibit 2

TRANSACTIONS

The following table sets forth all transactions with respect to Shares effected in the last sixty days by the Reporting Persons on behalf of the Reporting Persons in respect of the Shares, inclusive of any transactions effected through 4:00 p.m., New York City time, on November 23, 2014. All such transactions were purchases or sales of Shares effected in the open market, and the table includes commissions paid in per Share prices.

	Trade Date	Reporting Person Effecting Transaction	Buy/Sell	Quantity	Price ($)1
1.	09/25/2014	40 North Investments	Buy	85,392	23.79
2.	09/25/2014	40 North Investments	Buy	122,000	25.212
3.	09/25/2014	40 North Investments	Buy	79,000	24.922
4.	09/26/2014	40 North Investments	Buy	51,736	23.95
5.	09/29/2014	40 North Investments	Buy	59,558	23.96
6.	09/30/2014	40 North Investments	Buy	42,700	23.99
7.	09/30/2014	40 North Investments	Buy	73,512	23.90
8.	10/01/2014	40 North Investments	Buy	50,857	23.87
9.	10/01/2014	40 North Investments	Buy	40,395	23.89
10.	10/02/2014	40 North Investments	Buy	75,540	23.77
11.	10/03/2014	40 North Investments	Buy	43,270	23.94
12.	10/03/2014	40 North Investments	Buy	10,806	24.04
13.	10/06/2014	40 North Investments	Buy	70,079	23.99
14.	10/07/2014	40 North Investments	Buy	83,825	23.89
15.	10/08/2014	40 North Investments	Buy	54,952	24.35
16.	10/09/2014	40 North Investments	Buy	79,167	24.55
17.	10/10/2014	40 North Investments	Buy	40,100	24.41
18.	10/10/2014	40 North Investments	Buy	85,000	24.30
19.	10/13/2014	40 North Investments	Buy	59,395	24.37

	Trade Date	Reporting Person Effecting Transaction	Buy/Sell	Quantity	Price ($)1
20.	10/13/2014	40 North Investments	Buy	13,015	24.40
21.	10/13/2014	40 North Partners	Sell	(13,015)	24.38
22.	10/14/2014	40 North Investments	Buy	67,000	24.61
23.	10/14/2014	40 North Investments	Buy	14,375	24.71
24.	10/14/2014	40 North Partners	Sell	(14,375)	24.69
25.	10/15/2014	40 North Investments	Buy	63,542	24.56
26.	10/15/2014	40 North Investments	Buy	15,715	24.65
27.	10/15/2014	40 North Partners	Sell	(15,715)	24.63
28.	10/16/2014	40 North Investments	Buy	90,610	24.82
29.	10/17/2014	40 North Investments	Buy	73,771	24.85
30.	10/20/2014	40 North Investments	Buy	52,542	24.86
31.	10/21/2014	40 North Investments	Buy	23,700	25.01
32.	10/21/2014	40 North Investments	Buy	30,357	25.14
33.	10/22/2014	40 North Investments	Buy	57,525	25.16
34.	10/23/2014	40 North Investments	Buy	56,363	25.33
35.	10/24/2014	40 North Investments	Buy	1,573	25.27
36.	10/24/2014	40 North Investments	Buy	36,069	25.20
37.	10/27/2014	40 North Investments	Buy	47,301	25.32
38.	10/28/2014	40 North Investments	Buy	38,983	25.46
39.	10/29/2014	40 North Investments	Buy	94,645	25.39
40.	10/30/2014	40 North Investments	Buy	64,454	25.31
41.	10/31/2014	40 North Investments	Buy	107,693	25.24
42.	11/03/2014	40 North Investments	Buy	51,368	25.48
43.	11/04/2014	40 North Investments	Buy	4,000	25.63
44.	11/04/2014	40 North Investments	Buy	100,000	25.20
45.	11/05/2014	40 North Investments	Buy	61,400	25.20
46.	11/06/2014	40 North Investments	Buy	39,185	25.51
47.	11/06/2014	40 North Investments	Buy	15,000	25.53
48.	11/07/2014	40 North Investments	Buy	116,643	25.27
49.	11/07/2014	40 North Investments	Buy	25,000	25.33

	Trade Date	Reporting Person Effecting Transaction	Buy/Sell	Quantity	Price ($)1
50.	11/10/2014	40 North Investments	Buy	79,600	25.04
51.	11/11/2014	40 North Investments	Buy	129,300	24.86
52.	11/12/2014	40 North Investments	Buy	125,226	24.88
53.	11/13/2014	40 North Investments	Buy	298,100	24.96
54.	11/14/2014	40 North Investments	Buy	126,456	24.98
55.	11/14/2014	40 North Investments	Buy	50,000	25.00
56.	11/17/2014	40 North Investments	Buy	124,122	24.89
57.	11/18/2014	40 North Investments	Buy	110,409	24.81
58.	11/18/2014	40 North Investments	Buy	592	24.77
59.	11/18/2014	40 North Investments	Buy	50,000	24.81
60.	11/19/2014	40 North Investments	Buy	70,889	24.87
61.	11/19/2014	40 North Investments	Buy	50,000	24.88
62.	11/20/2014	40 North Investments	Buy	122,500	24.97
63.	11/20/2014	40 North Investments	Buy	40,000	24.95
64.	11/20/2014	40 North Investments	Buy	50,000	24.94
65.	11/21/2014	40 North Investments	Buy	366,300	25.24
66.	11/21/2014	40 North Investments	Buy	30,000	25.23
67.	11/21/2014	40 North Investments	Buy	291,600	25.29

1  Prices are rounded to the nearest cent.

2  On September 12, 2014,  40 North Investments purchased, on customary terms and conditions, over-the-counter put/call combination contracts exercisable for 122,000 Shares, with a strike price of $25.2135 per Share, and on September 15, 2014, 40 North Investments purchased, also on customary terms and conditions, over-the-counter put/call combination contracts exercisable for a further 79,000 Shares, with a strike price of $24.9248 per Share.  On September 25, 2014, 40 North Investments exercised the call options pursuant to all of such put/call combination contracts at their respective strike prices and received the 201,000 Shares reported in lines 1 and 2 above pursuant to the settlement of such contracts.